Exhibit 99.1

Einride, a Global Leader in Autonomous and Electric Freight, Completes Business Combination and Will Begin Trading on Nasdaq Stock Market

Einride American Depositary Shares and warrants to trade on Nasdaq under the symbols “ENRD” and “ENRDW” respectively

NEW YORK, NY & STOCKHOLM, SWEDEN – June 9, 2026 – Einride AB (“Einride” or the “Company”), a technology company driving the transition to cost-efficient autonomous and electric freight, today announced the closing of its previously announced business combination (the Transaction”) with Legato Merger Corp. III (“Legato”), which was approved by Legato shareholders at an extraordinary general meeting on June 4, 2026.

In connection with the closing of the business combination, Einride’s American depository shares and warrants are expected to begin trading on Nasdaq under the ticker symbols “ENRD” and “ENRDW”, respectively, on June 10, 2026.

The Transaction valued Einride at a pre-money equity value of approximately $1.35 billion. As previously announced, Einride raised $113 million through an oversubscribed PIPE financing in connection with the Transaction. The PIPE was supported by new and existing investors, including Stockholm-based EQT Ventures and a global asset management company based on the West Coast of the United States.

TD Cowen served as the lead financial and capital markets advisor to Einride and acted as lead placement agent on the PIPE. BTIG, LLC also served as capital markets advisor to Legato and as co-placement agent on the PIPE. Legal counsel for Einride was provided by DLA Piper LLP (US), Advokatfirma DLA Piper Sweden KB, and Conyers Dill & Pearman LLP. Graubard Miller, Lindskog Malmström Advokatbyrå AB, and Appleby (Cayman) Ltd. served as legal counsel to Legato. Greenberg Traurig, LLP served as legal counsel to the placement agents.

About Einride

Founded in 2016, Einride is a technology company that develops and operates digital, electric and autonomous freight solutions to accelerate the transition to future proofed transportation in a cost-efficient way. Its technology platform includes AI powered planning and optimization, autonomous technologies, one of the world’s largest electric heavy-duty fleets and charging infrastructure. Einride is serving customers across North America, Europe and the Middle East.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of U.S. federal securities laws including, but not limited to, statements regarding the Company’s expected listing on Nasdaq. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions available to the Company, and, as a result, are subject to risks and uncertainties. Any such expectations and assumptions, whether or not identified in this communication, should be regarded as preliminary and for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (1) risks related to the scaling of the Company’s business and the timing of expected business milestones; (2) the ability to meet stock exchange listing standards following the consummation of the Transaction; (3) the risk that the Transaction disrupts current plans and operations of the Company as a result of the consummation of the Transaction; (4) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the Transaction; (6) risks associated with changes in laws or regulations applicable to operations; (7) the possibility that the Company may be adversely affected by other economic, geopolitical, business, and/or competitive factors; (8) supply shortages in the materials necessary for the production of Einride’s solutions; (9) negative perceptions or publicity of the Company; (10) risks related to working with third-party manufacturers for key components of Einride’s solutions; (11) the termination or suspension of any of Einride’s contracts or the reduction in counterparty spending; and (12) the ability of Einride to issue securities in the future.

Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Registration Statement, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward- looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this communication are qualified by these cautionary statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Investor & Media Contacts

Einride

Christina Zander

Head of Communications Einride

press@einride.tech

Einride@icrinc.com